EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 14, 2017, with respect to the 2015 consolidated financial statements of Till Capital Ltd. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP
Toronto, Canada	Chartered Professional Accountants
May 12, 2017	Licensed Public Accountants